UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

Commission File No. 333-153294

SMART KIDS GROUP, INC.
 (Exact name of small business issuer as specified in its charter)

Florida (State or other Jurisdiction of Incorporation or Organization)	05-0554762 (I.R.S. Employer Identification No.)

515 Old Santa Fe Trail PMB 435 Santa Fe, NM	87505
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (505) 577-7918

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
214 Broad Street
Red Bank, New Jersey 07701
Telephone: (732) 530-9007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 18, 2010, Smart Kids Group, Inc. (the “Company”), a Florida corporation (OTCBB: SKGP) (the “Company”) , entered into a drawdown equity financing agreement and registration rights agreement (collectively the “Agreements”) with Auctus Private Equity Fund, LLC (“Auctus”).

In accordance with the Agreements, Auctus has committed, subject to certain conditions, to purchase up to $10 million of the Company’s Common stock, par value $0.0001, over a term of up to two years. Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to Auctus shares of Common Stock at a per share purchase price of equal to 95% of the lowest closing bid price during the five trading days following the Company’s delivery of notice to Auctus (the “Notice”). At its option, the Company may set a floor price under which Auctus may not sell the shares which were the subject of the Notice. The maximum amount of Common Stock that the Company can sell pursuant to any Notice is the greater of: (i) an amount of shares with an aggregate maximum purchase price of $250,000 or (ii) 200% of the average daily trading volume based on 20 days preceding the drawdown notice date.

Auctus is not required to purchase the shares, unless the shares which are subject to the Notice have been registered for resale and are freely tradable in accordance with the Federal securities laws, including the Securities Act of 1933, as amended. The Company is obligated to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 within 90 days from the date of the Agreements and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC within 120 days of filing.

The Company has agreed to pay Auctus an aggregate amount of $15,000 as an origination fee with respect to the transaction.

ITEM 9.01	Exhibits

Exhibit 10.1	Drawdown Equity Financing Agreement between Smart Kids, Inc. and Auctus Private Equity Fund, LLC dated March 18, 2010
Exhibit 10.2	Registration Rights Agreement between Smart Kids, Inc. and Auctus Private Equity Fund, LLC dated March 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART KIDS GROUP, INC.

Date: March 26, 2010	By: /s/ PAUL ANDREW RUPPANNER
Name: Paul Andrew Ruppanner Title: President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)